EXHIBIT 11.1
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                            AXENT TECHNOLOGIES, INC.

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                                      Three Months                   Nine Months
                                                                   Ended September 30,            Ended September 30,
                                                              ----------------------------- -------------------------------
                                                                  1996           1995            1996            1995
                                                              -------------- -------------- --------------- ---------------
Income (loss) from continuing operations                         $  500,000   $(1,044,000)    $  1,727,000   $ (3,044,000)
Income from discontinued operations                                 591,000     1,338,000        2,144,000      3,970,000
                                                              -------------- -------------- --------------- ---------------

Net income                                                     $  1,091,000   $   294,000     $  3,871,000  $     926,000
                                                              ============== ============== =============== ===============

Weighted average common shares outstanding                       10,886,465     9,007,831      10,301,807       9,007,831
Common shares issued within one year of initial filing                  ---         9,075             ---           9,075
Stock options issued within one year of initial filing
(using the treasury stock method and public offering price
   of $14.00 per share)                                                 ---       108,958             ---         108,958
                                                              -------------- -------------- --------------- ---------------

Weighted average number of common shares outstanding             10,886,465     9,125,864      10,301,807       9,125,864

Net income (loss) per common share and common share equivalents:
       Continuing operations                                     $     0.05   $     (0.12)  $        0.17    $      (0.33)
       Discontinued operations                                         0.05          0.15            0.21            0.43
                                                              ============== ============== =============== ===============
                                                                 $     0.10   $      0.03   $        0.38    $       0.10
                                                              ============== ============== =============== ===============

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